Exhibit 10.2

REAFFIRMATION AGREEMENT

THIS REAFFIRMATION AGREEMENT (this “Agreement”), dated as of February 26, 2010, is by and among MEDALLION FUNDING LLC (successor by merger to Medallion Funding Corp.), a New York limited liability company (“New Medallion Funding”), MEDALLION LOAN TRUST III, a Delaware statutory trust (the “Borrower”), DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN, in its capacity as Agent (the “Agent”) under the “Loan and Security Agreement” referred to below, and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Custodian”).

W I T N E S S E T H:

WHEREAS, on the date hereof, Medallion Funding Corp. (“Legacy Medallion Funding”) merged with and into New Medallion Funding with New Medallion Funding as the survivor of such merger (the “Merger”);

WHEREAS, upon giving effect to the Merger, New Medallion Funding succeeded to the rights, duties and obligations of Legacy Medallion Funding under (i) the Servicing Agreement, (ii) the Purchase Agreement, (iii) the Custodial Agreement, (iv) each other loan sale agreement to which Legacy Medallion was a party in connection with the Loan and Security Agreement referenced below and (v) each of the other Medallion Loan Documents to which Legacy Medallion Funding was a party (collectively, the “Medallion Funding Agreements”); and

WHEREAS, New Medallion Funding, as successor to Legacy Medallion Funding, wishes to hereby expressly reaffirm its duties and obligations under the Medallion Funding Agreements;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. Terms capitalized herein and not otherwise defined herein are used with the meanings ascribed to such terms in the Loan and Security Agreement, dated as of December 12, 2008 (as amended, restated, supplemented or otherwise modified, the “Loan and Security Agreement”), among the Borrower, the financial institutions from time to time party thereto, and the Agent.

2. Reaffirmation of Obligations. New Medallion Funding hereby (a) expressly reaffirms all of the duties and obligations of Legacy Medallion Funding each of the Medallion Funding Agreements, and (b) expressly reconfirms the Liens and security interests granted in favor of the Borrower under the Purchase Agreement. New Medallion Funding hereby reaffirms that, upon the effectiveness of the Merger, it is and shall hereafter be, entitled to and liable for each and every right, obligation, duty, representation and covenant of Legacy Medallion Funding to the same extent as if New Medallion Funding had been the original party to the Medallion Funding Agreements.

3. Consents Related to the Merger. The parties hereto hereby consent to the Merger, and waive any non-compliance by Funding under the following provisions of the Medallion Funding Documents resulting directly from the Merger:

(a) the following sections of the Purchase Agreement: Section 5.01(b) Preservation of Corporate Existence (obligation to maintain corporate existence), Section 5.03(d) Change in Corporate Name (prohibition against change of corporate name), and Section 5.03(i) Merger, Consolidation or Assumption of Obligations (prohibition against merger), and

(b) the following sections of the Servicing Agreement: Section 6.01(a) Existence; etc. (obligation to maintain its corporate existence), Section 6.04 Prohibition on Fundamental Change (prohibition against merger) and Section 6.06 Amendment to Organizational Documents (prohibition against modifying organizational documents).

4. Representations and Warranties. New Medallion Funding hereby represents and warrants to the Borrower, the Agent and the Custodian, as follows:

(a) New Medallion Funding has the right, power and capacity and has been duly authorized and empowered by all requisite corporate action to enter into, execute, deliver and perform this Agreement and all agreements, documents and instruments executed and delivered pursuant to this Agreement.

(b) This Agreement constitutes New Medallion Funding’s legal, valid and binding obligation, enforceable against it, except as enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law or otherwise).

(c) New Medallion Funding’s execution, delivery and performance of this Agreement does not and will not violate its certificate of incorporation, by-laws or other organizational documents, any law, rule, regulation, order, writ, judgment, decree or award applicable to it or any contractual provision to which it is a party or to which it or any of its property is subject.

(d) No authorization or approval or other action by, and no notice to or filing or registration with, any governmental authority or regulatory body (other than those which have been obtained and are in force and effect) is required in connection with the execution, delivery and performance by New Medallion Funding of this Agreement and all agreements, documents and instruments executed and delivered pursuant to this Agreement.

5. Miscellaneous. The parties hereto hereby further agree as follows:

(a) Payment of Costs. New Medallion Funding hereby agrees to pay all reasonable out-of-pocket costs and expenses (evidenced by invoices in reasonable detail) incurred by the Borrower, the Custodian, and the Agent (including the reasonable fees and expenses of its counsel) in connection with the preparation, execution and delivery of this Agreement.

(b) Counterparts. This Agreement may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same document with the same force and effect as if the signatures of all of the parties were on a single counterpart, and it shall not be necessary in making proof of this Agreement to produce more than one (1) such counterpart.

(c) Headings. Headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

(d) Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS AND DECISIONS OF SAID STATE, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAWS RULES.

(e) Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and assigns.

(f) Waiver of Required Notice. Each of the Borrower, the Agent and the Custodian hereby waives any requirement under any Medallion Loan Document that Legacy Medallion Funding provide advance written notice of the Merger.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective signatories thereunto duly authorized, as of the date first written above.

MEDALLION FUNDING LLC

By:	/s/ Brian S. O’Leary
Name:	Brian S. O’Leary
Title:	Chief Operating Officer

TAXI MEDALLION LOAN TRUST III, as Borrower

By:	/s/ Brian S. O’Learsy
Name:	Brian S. O’Leary
Title:	Vice President

By:	/s/ Michael J. Kowalsky
Name:	Michael J. Kowalsky
Title:	Secretary and Assistant Treasurer

Reaffirmation Agreement

DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN, as Agent

/s/ Jayan Krishnan	By:	/s/ Cecil Smart Jr.
Jayan Krishnan	Name:	Cecil Smart Jr.
Assistant Vice President	Title:	Vice President

AUTOBAHN FUNDING COMPANY LLC, as Lender

By: DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN, its Attorney-in-Fact

/s/ Jayan Krishnan	By:	/s/ Cecil Smart Jr.
Jayan Krishnan	Name:	Cecil Smart Jr.
Assistant Vice President	Title:	Vice President

Reaffirmation Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Custodian

By:	/s/ Sue Dignan
Name:	Sue Dignan
Title:	Vice President

Reaffirmation Agreement